UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	May 10, 2018
MidSouth Bancorp, Inc.

(Exact name of registrant as specified in its charter)
Louisiana	1-11826	72-1020809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
102 Versailles Boulevard, Lafayette, Louisiana		70501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 337-237-8343

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rile 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

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Item 8.01. OTHER EVENTS.
On May 10, 2018, MidSouth Bancorp, Inc. (the “Company”) announced the appointment of Keith Avant, age 49, as Executive Vice President and Chief Credit Officer of MidSouth Bank, N.A., the Company’s wholly-owned banking subsidiary (the “Bank”). For the past three years, Avant, who has 26 years of banking and credit experience, worked for Bank of America Merrill Lynch in Atlanta, Georgia, and Dallas, Texas, in various credit related roles, including Senior Vice President/Credit Executive. From 1999 to 2014, he held a number of senior credit leadership positions at SunTrust Bank in Florida and Georgia, including lead credit executive for the Florida Private Wealth Management group and lead credit executive for the Sports and Entertainment group.
In addition, the Company and the Bank will be requesting approval from the appropriate regulatory authorities for John Davis to serve as Executive Vice President and Chief Operating Officer.  Mr. Davis, age 55, will join the Bank on May 29, 2018 in a nonexecutive capacity while regulatory approval is pending and James R. McLemore, President and Chief Executive Officer of the Company and the Bank, will assume the reporting and working responsibilities of this position until regulatory approval is obtained for Mr. Davis’ appointment.  Mr. Davis has over 25 years of banking experience including approximately 10 years as Senior Vice President and Director of Operations for Yadkin Bank an $8 billion institution in North Carolina.

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Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDSOUTH BANCORP, INC.
Registrant
By:	/s/ James R. McLemore
James R. McLemore
President and Chief Executive Officer

Date:	May 10, 2018

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